Exhibit 5.1

The Chrysler Building

405 Lexington Avenue, 26th Floor

New York, New York 10174

Telephone (212) 907-6457

www.gracinmarlow.com

August 13, 2020

The Board of Directors

Newgioco Group, Inc.

130 Adelaide Street, West, Suite 701

Toronto, Ontario, Canada M5H 2K4

Re: Registration Statement on Form S-1 (File No. 333-233768)

Ladies and Gentlemen:

We have acted as U.S. securities counsel to Newgioco Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-1 (File No. 333-233768) (as amended through the date hereof, the “Registration Statement”) relating to the registration by the Company of up to an aggregate of $26,500,000 of Securities (as defined below) consisting of the following: (i) up to $11,500,000 of units (each a “Unit” and collectively the “Units”), with each Unit consisting of (A) one share (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (B) one warrant (the “Common Warrants”) to purchase up to $14,375,000 of shares of Common Stock (the “Common Warrant Shares”), which includes Shares and Common Warrants for which the Underwriters (as defined below) have been granted an over-allotment option, and (ii) up to $625,000 of (A) warrants to purchase shares of Common Stock to be issued to the representative of the several Underwriters as additional compensation (the “Representative’s Warrants”), and (B) the shares of Common Stock issuable upon exercise of the Representative’s Warrants (the “Representative’s Warrant Shares”). The Units, the Shares, the Common Warrants, the Common Warrant Shares, the Representative’s Warrants and the Representative’s Warrant Shares are collectively referred to as the “Securities”. The Securities are to be issued and sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and Maxim Group LLC, as representative of the several underwriters named therein (the “Underwriters”), the form of which has been filed as Exhibit 1.1 to the Registration Statement. In addition, we understand that the Common Warrants will be issued under a Common Warrant, the form of which has been filed as Exhibit 4.13 to the Registration Statement, and a Warrant Agency Agreement between the Company and the Newgioco Group, Inc. and the Warrant Agent named therein, the form of which has been filed as Exhibit 4.11 to the Registration Statement (the “Warrant Agency Agreement”).

In rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all items submitted to us as originals, the conformity with originals of all items submitted to us as copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and public officials.

August 13, 2020

We express no opinion herein as to the laws of any state or jurisdiction other than the substantive laws of the State of New York as it relates to the Units, the Common Warrants and the Representative’s Warrants, the General Corporation Law of the State of Delaware (including all related provisions of the Delaware Constitution and all reported judicial decisions interpreting the General Corporation Law of the State of Delaware and the Delaware Constitution) and the federal laws of the United States of America.

  Based upon and subject to the foregoing, we are of the opinion that: (i) the Units have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, the Units will be validly issued, fully paid and non-assessable, and will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability; (ii) the Shares have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable; (iii) the Common Warrants, when executed and delivered by the Company in accordance with and in the manner described in the Registration Statement, the Underwriting Agreement, the Warrant Agency Agreement and the Common Warrants, will constitute legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability; (iv) the Common Warrant Shares have been duly authorized for issuance and, when issued and sold by the Company and delivered by the Company and upon valid exercise thereof and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement, the Underwriting Agreement, the Warrant Agency Agreement and the Common Warrants, will be validly issued, fully paid and non-assessable; (v) the Representative’s Warrants, when executed and delivered by the Company in accordance with and in the manner described in the Registration Statement, the Underwriting Agreement and the Representative’s Warrants, will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability; and (vi) the Representative’s Warrant Shares have been duly authorized for issuance and, when issued and sold by the Company and delivered by the Company and upon valid exercise thereof and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement, the Underwriting Agreement and the Representative’s Warrants, will be validly issued, fully paid and non-assessable.

We consent to the inclusion of this opinion as an exhibit to the Registration Statement and further consent to all references to us under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Gracin & Marlow, LLP
Gracin & Marlow, LLP